UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August_29, 2006

Neurologix, Inc.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 000-13347

Delaware	06-1582875
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

One Bridge Plaza, Fort Lee, New Jersey 07024

(Address of Principal Executive Offices)

(Zip Code)

(201) 592-6451

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 29, 2006, the Company's Board of Directors increased its size by one director and Cornelius E. Golding was appointed as a Class II director of the Company. Mr. Golding will also serve on the audit committee of the Board of Directors.

From 1981 to 2003, Mr. Golding served in various financial roles at Atlantic Mutual Insurance Company, a property and casualty insurance company in Madison, New Jersey. During his tenure with Atlantic Mutual, Mr. Golding first served as vice president of internal audit and comptroller before being appointed as senior vice president. Mr. Golding was promoted to chief financial officer in 1994 and served in this role until his retirement in 2003. Mr. Golding is currently a financial consultant to various property and casualty insurance companies and serves on the boards of directors of National Atlantic Holdings Corporation, a property and casualty insurance company, the Bank of Somerset Hills, a New Jersey bank, and the United Auto Insurance Group of North Miami Beach, Florida. Mr. Golding holds a B.B.A. in accounting from Saint John Fisher College and an M.B.A. in finance from Fairleigh Dickenson University.

On August 29, 2006, the Company issued a press release regarding Mr. Golding's appointment, a copy of which is furnished herewith as Exhibit 99.1. Such press release is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such press release shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release issued by Neurologix, Inc. on August 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2006

NEUROLOGIX, INC.

By: /s/ Marc L. Panoff
Marc L. Panoff
Chief Financial Officer, Secretary and Treasurer